July 10, 2012
EAGLE ROCK PRICES $250 MILLION TACK-ON PRIVATE OFFERING OF 8 3/8% SENIOR UNSECURED NOTES
HOUSTON, July 10, 2012 - Eagle Rock Energy Partners, L.P. (Nasdaq: EROC) and its subsidiary, Eagle Rock Energy Finance Corp., today announced the pricing of a private placement of an additional $250 million aggregate principal amount of their 8 3/8% senior unsecured notes due 2019. This issuance is being made in lieu of Eagle Rock's previously announced offering of senior unsecured notes due 2020. The notes were sold at 98.5% of par to yield 8.67% to maturity. The offering is expected to close on July 13, 2012, subject to customary closing conditions. On May 27, 2011, Eagle Rock and Eagle Rock Energy Finance Corp. completed a private placement of $300 million aggregate principal of their 8 3/8% senior unsecured notes due 2019. The new notes and the notes originally issued on May 27, 2011 will be treated as a single class of debt securities under the same indenture.
Eagle Rock intends to use the proceeds from the offering to repay outstanding borrowings under its credit facility.
The senior unsecured notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
The securities offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Eagle Rock expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by Eagle Rock based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Eagle Rock. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of Eagle Rock's hedging activities; Eagle Rock's ability to retain key customers; Eagle Rock's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; Eagle Rock's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Eagle Rock's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Eagle Rock assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of Eagle Rock's risk factors, please consult Eagle Rock's Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2011, as well as any other public filings and press releases.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.
Contacts:
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer
Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations